Exhibit 99.1

Press Contact:	For Immediate Release
Janine Fogal
650-623-1469

Investor Contact:
Bill Tamblyn
650-623-1309

Ditech Networks Announces Fiscal 2007 Second Quarter Financial Results

Revenues of $21.1 Million with Record International Revenues

Mountain View, California, November 16, 2006 - Ditech Networks, Inc. (Nasdaq: DITC) reported results for its fiscal 2007 second quarter ended October 31, 2006. Revenues for the second quarter were $21.1 million, an increase of $10.6 million, or 101%, from revenues of $10.5 million in the same quarter of the prior fiscal year and down $0.5 million, or 2%, from revenues of $21.6 million in the first quarter of fiscal 2007. International revenues were $7.2 million, an increase of $5.2 million from $2.0 million in the same quarter of the prior fiscal year and up $0.5 million from revenues of $6.7 million in the first quarter of fiscal 2007.

GAAP net income for the second quarter was $1.1 million, an increase compared to the GAAP net loss of $1.4 million in the same quarter of the prior fiscal year and a decrease compared to the GAAP net income of $1.5 million in the first quarter of fiscal 2007.

“We made progress in the quarter, demonstrating Ditech’s voice solutions make a difference to prospective customers we are targeting,” said Tim Montgomery, president and CEO of Ditech Networks.  “However, we are disappointed in missing our revenue projection.  We fell short due to delays in a few significant transactions we expected would close in the second quarter.  These transactions have now closed and the majority of this revenue has been recognized as of today. We expect that the balance will be recognized in the third and fourth quarter. Moving forward, we remain focused on diversifying our customer base and fueling company growth in multiple markets.”

Ditech Networks will discuss its fiscal 2007 second quarter financial results and its outlook in today’s conference call (see details later in this release).

Second Quarter Fiscal 2007 GAAP Results

•                  Pre-tax income for the second quarter of fiscal 2007 of $1.8 million, compared to pre-tax loss of $2.3 million in the same quarter of the prior fiscal year.

•                  Net income for the second quarter of fiscal 2007 of $1.1 million compared to a net loss of $1.4 million in the same quarter in the prior fiscal year.

•                  Fully diluted net income per share of $0.03, compared to net loss per share of $0.04 in the same quarter in the prior fiscal year.

Second Quarter Fiscal 2007 Non-GAAP Results

•                  Non-GAAP pre-tax income for the second quarter of fiscal 2007 of $3.9 million, compared to non-GAAP pre-tax loss of $1.8 million in the same quarter of the prior fiscal year.

•                  Non-GAAP net income for the second quarter of fiscal 2007 of $2.4 million compared to a non-GAAP net loss of $1.1 million in the same quarter in the prior fiscal year.

•                  Non-GAAP fully diluted net income per share of $0.07, compared to non-GAAP net loss per share of $0.03 in the same quarter in the prior fiscal year.

A reconciliation of the non-GAAP to GAAP financial measures presented above is included at the end of this press release.

Third and Fourth Quarter Fiscal 2007 GAAP Outlook

Based upon expected bookings, timing of shipments and deferred revenues, Ditech Networks expects revenues in the third quarter of fiscal 2007 to increase approximately $1 million over revenues of the second quarter of fiscal 2007. Ditech Networks expects gross margins to approximate 67% as a result of product and customer mix. Ditech Networks expects operating expenses, including an estimated $1.8 million of stock-based compensation and acquisition related expenses, to be approximately $14.3 million.

Regarding the fourth quarter of fiscal 2007, Ditech Networks expects fourth quarter revenues to grow over the third quarter fiscal 2007 projection.

Conference Call

Ditech Networks will host an investor webcast and conference call at 4:30 PM Eastern Time / 1:30 PM Pacific Time today, to review its fiscal 2007 second quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0720. The conference call will also be broadcast live over the Internet and can be accessed by going to the Investors section of the Ditech Networks’ web site: http://www.ditechnetworks.com. A replay of the second quarter results conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 847455. The telephonic and web site replays will be available two hours after the call is complete until at least Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks supplies voice processing equipment for telecommunication networks around the world. Ditech Networks’ solutions incorporate advanced voice processing, Session Initiation Protocol (SIP), and security technologies delivered on carrier-grade, scalable platforms to enhance the delivery of communications services over mobile, Voice over IP, and wireline networks. Ditech Networks’ customers are premier network operators including Verizon

Wireless, Sprint/Nextel, Orascom Telecom, and others that collectively serve more than 150 million subscribers. Ditech Networks is headquartered in Mountain View, California. For more information, visit www.ditechnetworks.com.

Forward-Looking Statements

The statements in this press release regarding Ditech Networks’ outlook for growth and expected financial results for the third quarter of fiscal 2007 and expected revenue for the fourth quarter of fiscal 2007 under “Third and Fourth Quarter Fiscal 2007 GAAP Outlook” are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including: timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Networks’ ability to meet revenue expectations; shipment of products Ditech Networks expects to ship before the end of the third and fourth quarters of fiscal 2007 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with its new products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ VQA trials to customer orders would limit VQA revenue; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 (filed September 11, 2006 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Ditech Networks uses calculations of (i) non-GAAP pre-tax income and non-GAAP net income, which represents pre-tax income and net income excluding the effect of stock-based compensation expense and expense related to the amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks; and (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and expense related to the amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks.

The non-GAAP data contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•                  Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

•                  Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•                  Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

- end -

Ditech Networks, Inc.
Consolidated Statements of Operations
For the Three Month Periods Ended October 31, 2006 and 2005
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,
	GAAP	Reconciling		Non-GAAP		GAAP	Reconciling		Non-GAAP
	2006	Items		2006		2005	Items		2005

Revenue	$21,098			$21,098		$10,523			$10,523

Cost of goods sold	6,815	(113	)(a)	6,702	(d)	3,169			3,169

Gross profit	14,283	113		14,396	(d)	7,354			7,354	(d)

Operating expenses:
Sales and marketing	6,635	(711	)(a)	5,924	(d)	4,288	(78	)(a)	4,210	(d)
Research and development	5,122	(562	)(a)	4,560	(d)	4,531	(203	)(a)	4,328	(d)
General and administrative	2,169	(507	)(a)	1,662	(d)	1,635			1,635	(d)
Amortization of Purchased Intangibles	247	(247	)(b)	—	(d)	247	(247	)(b)	—	(d)
In-Process R&D	—					—	—		—

Total operating expenses	14,173	(2,027)		12,146	(d)	10,701	(528)		10,173	(d)

Income (loss) from operations	110	2,140		2,250	(d)	(3,347)	528		(2,819	)(d)

Other income, net	1,684			1,684		1,001			1,001

Income (loss) before provision (benefit) for income taxes	1,794	2,140		3,934	(d)	(2,346)	528		(1,818	)(d)

Provision (benefit) for income taxes	723	776	(c)	1,499	(d)	(954)	211	(c)	(743	)(d)

Net income (loss)	$1,071	$1,364		$2,435	(d)	$(1,392)	$317		$(1,075	)(d)

Basic net income (loss) per share	$0.03	$0.04		$0.07	(d)	$(0.04)	$0.01		$(0.03	)(d)
Diluted net income (loss) per share	$0.03	$0.04		$0.07	(d)	$(0.04)	$0.01		$(0.03	)(d)

Weighted shares used in per share calculation:
Basic	32,526			32,526		32,215			32,215
Diluted weighted shares used in per share calculation	33,882			33,882		32,215			32,215

(a)  This adjustment reflects the stock-based compensation expense recorded under SFAS 123R in fiscal 2007 and under APB 25 in fiscal 2006. Ditech Networks excludes this item when it evaluates its continuing operational performance and management believes this component of the GAAP measure is not indicative of its core operating performance.

(b)  This reflects the amortization of intangible assets associated with the acquisition of Jasomi Networks in June 2005. These acquired intangible assets are amortized over their estimated useful lives. This amortization is excluded by Ditech as management believes this component of the GAAP measure is not indicative of its core operating performance.

(c)  This reflects the tax impact of the reconciling items noted in (a) and (b) above.

(d)  Management excludes stock-based compensation and amortization of intangible assets in calculating the non-GAAP financial measures provided in this table for the reasons cited in notes (a) and (b). Management believes that these non-GAAP financial measures provide useful information to investors and management regarding certain financial trends relating to its financial results in each of these line items as they exclude charges considered by management to be outside of its core performance. Ditech Networks believes when GAAP results are viewed in conjunction with these non-GAAP financial measures, investors are provided additional information that will assist them in understanding Ditech Networks’ core performance. In addition, Ditech Networks’ management uses these measures when reviewing its financial results and for budgeting, planning, and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP financial measures and may be materially difference from non-GAAP financial measures used by other companies. reviewing its financial results and for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP financial statements and may be materially different from non-GAAP measures used by other companies.

Ditech Networks, Inc.
Consolidated Statements of Operations
For the Year-to-Date Periods Ended October 31, 2006 and 2005
(in thousands, except per share amounts)
(unaudited)

	Year-to-Date Ended October 31,
	GAAP	Reconciling		Non-GAAP		GAAP	Reconciling		Non-GAAP
	2006	Items		2006		2005	Items		2005

Revenue	$42,717			$42,717		$20,870			$20,870

Cost of goods sold	13,371	(214	)(a)	13,157	(e)	6,328			6,328

Gross profit	29,346	214		29,560	(e)	14,542			14,542	(e)

Operating expenses:
Sales and marketing	12,833	(1,470	)(a)	11,363	(e)	8,458	(102	)(a)	8,356	(e)
Research and development	10,638	(1,124	)(a)	9,514	(e)	8,732	(269	)(a)	8,463	(e)
General and administrative	4,175	(769	)(a)	3,406	(e)	3,571			3,571	(e)
Amortization of Purchased Intangibles	493	(493	)(b)	—	(e)	329	(329	)(b)	—	(e)
In-Process R&D	—					700	(700	)(c)	—	(e)

Total operating expenses	28,139	(3,856)		24,283	(e)	21,790	(1,400)		20,390	(e)

Income (loss) from operations	1,207	4,070		5,277	(e)	(7,248)	1,400		(5,848	)(e)

Other income, net	3,317			3,317		1,979			1,979

Income (loss) before provision (benefit) for income taxes	4,524	4,070		8,594	(e)	(5,269)	1,400		(3,869	)(e)

Provision (benefit) for income taxes	1,930	1,503	(d)	3,433	(e)	(1,946)	280	(d)	(1,666	)(e)

Net income (loss)	$2,594	$2,567		$5,161	(e)	$(3,323)	$1,120		$(2,203	)(e)

Basic net income (loss) per share	$0.08	$0.08		$0.16	(e)	$(0.10)	$0.03		$(0.07	)(e)
Diluted net income (loss) per share	$0.08	$0.07		$0.15	(e)	$(0.10)	$0.03		$(0.07	)(e)

Weighted shares used in per share calculation:
Basic	32,463			32,463		32,152			32,152
Diluted weighted shares used in per share calculation	33,920			33,920		32,152			32,152

(a)  This adjustment reflects the stock-based compensation expense recorded under SFAS 123R in fiscal 2007 and under APB 25 in fiscal 2006. Ditech Networks excludes this item when it evaluates its continuing operational performance and management believes this component of the GAAP measure is not indicative of its core operating performance.

(b)  This reflects the amortization of intangible assets associated with the acquisition of Jasomi Networks in June 2005. These acquired intangible assets are amortized over their estimated useful lives. This amortization is excluded by Ditech as management believes this component of the GAAP measure is not indicative of its core operating performance.

(c)  Ditech Networks incurs in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. This amount arises from the Company’s acquisition of Jasomi Networks and has no direct correlation to the operation of its business.

(d)  This reflects the tax impact of the reconciling items noted in (a), (b) and (c) above.

(e)  Management excludes stock-based compensation, amortization of intangible assets and in process research and development expenses in calculating the non-GAAP financial measures provided in this table for the reasons cited in notes (a), (b), and (c ). Management believes that these non-GAAP financial measures provide useful information to investors and management regarding certain financial trends relating to its financial results in each of these line items as they exclude charges considered by management to be outside of its core performance. Ditech Networks believes when GAAP results are viewed in conjunction with these non-GAAP financial measures, investors are provided additional information that will assist them in understanding Ditech Networks’ core performance. In addition, Ditech Networks’ management uses these measures when reviewing its financial results and for budgeting, planning, and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP financial measures and may be materially difference from non-GAAP financial measures used by other companies.

Ditech Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31,	April 30,
	2006	2006

Assets
Cash, cash equivalents and short-term investments	$131,372	$136,032
Accounts receivable, net	8,898	5,276
Inventories	9,698	8,318
Deferred income taxes	2,923	2,923
Other current assets	1,706	2,664

Total current assets	154,597	155,213

Property and equipment, net	5,761	4,740
Purchased Intangibles	2,887	3,379
Goodwill	12,637	9,913
Deferred income taxes	44,199	45,852
Other assets	324	216

Total Assets	$220,405	$219,313

Liabilities and Stockholders’ Equity
Accounts payable	$6,412	$1,576
Accrued expenses	6,717	7,090
Deferred revenue	584	10,951
Income taxes payable	550	471

Total current liabilities	14,263	20,088

Long term accrued expenses	405	644

Stockholders’ equity	205,737	198,581

Total Liabilities and Stockholders’ Equity	$220,405	$219,313